Exhibit 99.1

Rally Software Announces Second Quarter Fiscal Year 2015 Financial Results

BOULDER, Colo., August 28, 2014 /PRNewswire/ — Rally Software (NYSE: RALY), a leading global provider of enterprise-class software and services to drive agility, today announced financial results for its second quarter of fiscal year 2015 ended July 31, 2014.

Second quarter fiscal year 2015 results:

•                  Revenues of $21.5 million, an increase of 9% compared to the second quarter in the same period one year ago.

•                  GAAP net loss of $(8.9) million, or a loss of $(0.36) per basic and diluted share based on 25.0 million weighted average shares of common stock outstanding, as compared to a GAAP net loss of $(2.3) million, or a loss of $(0.09) per basic and diluted share based on 24.0 million weighted average shares of common stock outstanding in the same period one year ago.

•                  Non-GAAP net loss of $(7.4) million, or $(0.30) per basic and diluted share, as compared to a non-GAAP net loss of $(1.1) million, or $(0.05) per basic and diluted share in the same period one year ago (see the table titled “Reconciliation of GAAP to non-GAAP Financial Measures”).

•                Total paid seats increased to nearly 235,000, a 22% increase over the total paid seats in the same period one year ago.

Cash flow used in operations in the second quarter was $8.9 million. Cash and cash equivalents at July 31, 2014, excluding restricted cash, were $77.0 million.

“Our second quarter saw record revenue and we outperformed against our revised outlook,” said Rally’s Chairman and CEO, Tim Miller.

“In the second quarter, we continued to build the foundation for strong execution in the back half of the year by bringing new leadership to our R&D department. In addition, this quarter we hosted our largest and most successful RallyON! conference to date, where we announced strategic enhancements to our platform and new solutions that better support customers in their Agile journeys. We also had a strong presence at Agile2014, where we brought our new business agility messaging to market. To capture and act on the opportunity that awaits us in the back half of the year, Rally must continue to focus on strong execution and driving value for our customers as they realize the benefits of agility across their organization.”

New customers welcomed by Rally during the second quarter include: Appointment-Plus, Axium, Cathay Pacific Airways Limited, Compass Learning, Digital Barriers, EBSCO Publishing, Engine Yard, Invesco, Highmark, Nexenta, PayWizard, QSR International, Rise Interactive, RMIT University, and Verizon.

Business Outlook

As of August 28, 2014, management is providing its financial outlook as follows:

Third Quarter of Fiscal 2015

•                        Total revenue in the range of $22.0 to $22.5 million, or 16% to 19% growth over the prior year’s third quarter.

•                        GAAP net loss per basic and diluted share of approximately $(0.41) to $(0.44), based on 25.3 million weighted average shares of common stock outstanding.

•                        Non-GAAP net loss per basic and diluted share of approximately $(0.34) to $(0.37), based on 25.3 million weighted average shares of common stock outstanding, which excludes $1.6 million in stock-based compensation and amortization of acquired intangible assets.

Fiscal Year 2015

•                        Total revenue in the range of $87.0 to $90.0 million, or 17% to 21% growth over the prior year.

•                        GAAP net loss per basic and diluted share of approximately $(1.47) to $(1.52), based on 25.2 million weighted average shares of common stock outstanding.

•                        Non-GAAP net loss per basic and diluted share of approximately $(1.21) to $(1.26), based on 25.2 million weighted average shares of common stock outstanding, which excludes $6.4 million in stock-based compensation and amortization of acquired intangible assets.

CFO Commentary

Commentary on the quarter by Jim Lejeal, Rally Software Chief Financial Officer, is available at investors.rallydev.com.

Conference Call Today, August 28th, 2014

Rally Software will host a conference call and live webcast to discuss the financial results at 3:00 p.m. Mountain Time, 5:00 p.m. Eastern Time, on Thursday, August 28, 2014. The conference call can be accessed by dialing 1-877-870-4263, or 1-412-317-0790 (outside the U.S.). A live webcast will be available on the Investor Relations page of the Rally corporate website at www.rallydev.com and via replay beginning approximately one hour after the completion of the call. The replay will be available for 90 days. An audio replay of the call will also be available to all interested parties beginning at approximately 4:00 p.m. Mountain Time, 6:00 p.m. Eastern Time, on Thursday, August 28, 2014 until 7:00 a.m. Mountain Time, 9:00 a.m. Eastern Time, on Friday, September 5, 2014, by dialing 1-877-344-7529 or 1-412-317-0088 (outside the U.S.) and entering pass code 10050781.

About Rally Software

Rally Software is a leading global provider of enterprise-class software and services solutions that drive agility. Companies use Rally’s solutions to accelerate the pace of innovation, improve performance, and respond effectively to evolving competitive markets and customer needs. Rally’s SaaS platform transforms the way organizations manage the software development lifecycle by aligning software development and strategic business objectives, facilitating collaboration, and increasing transparency. Rally’s consulting and training services apply Agile and Lean approaches to help organizations innovate, lead, adapt, and deliver. Learn more at http://www.rallydev.com.

©2014 Rally Software Development Corp.  All rights reserved.  Rally, Rally Software and the Rally logo are trademarks or registered trademarks of Rally Software Development Corp. in the United States and/or other countries. All other trade names, trademarks and service marks are properties of their respective owners.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), we have provided certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures include non-GAAP results for calculated billings, subscription and support billings, cost of revenue, gross profit, operating expenses, net loss and basic and diluted net loss per share, which are in addition to, and, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Our non-GAAP financial measures exclude stock-based compensation expense and amortization of acquired intangible assets. We believe the presentation of operating results excluding stock-based compensation expense and the amortization of acquired intangible assets provides useful supplemental information to investors and facilitates the analysis of our core operating results and comparison of operating results across reporting periods and is therefore useful to investors in analyzing and assessing our past and future operating performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.

Forward-looking Statements

This press release contains forward-looking statements, including statements regarding our future financial performance, market growth, the demand for our solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon our historical performance and current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in such forward-looking statements include, but are not limited to, the growth of demand for Agile software development, our ability to expand relationships with existing customers, our ability to attract and retain customers, the mix of perpetual license and subscription revenue, competitive factors, including but not limited to pricing pressures, industry consolidation, and entry of new competitors and new products, our ability to manage growth effectively, the ability of new sales personnel to become fully productive quickly and efficiently, our ability to maintain, protect and enhance our brand and intellectual property, general economic and financial conditions, and other risks and uncertainties. Further information on risk factors that could cause actual results to differ materially from forecasted results is included in our reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 31, 2014 filed on April 11, 2014 and our Quarterly Report on Form 10-Q that will be filed for the quarter ended July 31, 2014.

Investor Relations contact:
Rally Software Development Corp.
ir@rallydev.com

Rally Software Development Corp.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	July 31,	January 31,
	2014	2014
ASSETS

Current assets:
Cash and cash equivalents	$77,005	$88,891
Restricted cash, short-term	16	16
Accounts receivable, net	13,761	21,771
Other receivables	179	78
Prepaid expenses and other current assets	4,201	3,310
Total current assets	95,162	114,066

Property and equipment, net	6,330	5,569
Goodwill	2,489	2,529
Intangible assets, net	1,646	1,909
Restricted cash, long-term	4,200	4,200
Other assets	888	810

Total assets	$110,715	$129,083

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,657	$2,170
Accrued liabilities	3,405	4,812
Deferred revenue	35,245	38,352
Other current liabilities	1,809	2,054
Total current liabilities	43,116	47,388

Deferred revenue, net of current portion	1,061	2,433
Other long-term liabilities	889	888

Total liabilities	45,066	50,709

Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	178,688	174,027
Accumulated deficit	(113,047)	(95,660)
Accumulated other comprehensive loss	5	4
Total stockholders’ equity	65,649	78,374

Total liabilities and stockholders equity	$110,715	$129,083

Rally Software Development Corp.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2014	2013	2014	2013
Revenue:
Subscription and support	$17,440	$14,220	$33,544	$27,593
Perpetual license	1,361	2,735	2,001	3,364
Total product revenue	18,801	16,955	35,545	30,957

Professional services	2,711	2,840	5,398	4,888

Total revenue	21,512	19,795	40,943	35,845

Cost of revenue (1) (2):
Product	2,840	1,800	5,236	3,485
Professional services	2,953	2,336	5,724	4,209
Total cost of revenue	5,793	4,136	10,960	7,694

Gross profit	15,719	15,659	29,983	28,151

Operating expenses (1):
Sales and marketing	12,841	9,085	24,250	17,919
Research and development	6,495	5,051	12,481	10,131
General and administrative	4,974	3,782	10,163	7,636
Total operating expenses	24,310	17,918	46,894	35,686

Loss from operations	(8,591)	(2,259)	(16,911)	(7,535)

Other income (expense):
Interest and other income	40	36	79	49
Interest expense	—	(2)	—	(464)
Loss on foreign currency transactions and other gain (loss)	(70)	(4)	(152)	(24)

Loss before provision for income taxes	(8,621)	(2,229)	(16,984)	(7,974)
Provision for income taxes	286	49	403	94
Net loss	$(8,907)	$(2,278)	$(17,387)	$(8,068)

Net loss per share attributable to common stockholders, basic and diluted	$(0.36)	$(0.09)	$(0.70)	$(0.53)

Weighted average common shares outstanding, basic and diluted	25,026	24,014	24,923	15,109

(1) Includes stock-based compensation expense as follows:

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2014	2013	2014	2013
Cost of product revenue	$74	$39	$169	$105
Cost of professional services revenue	98	46	187	65
Sales and marketing	367	302	805	407
Research and development	237	402	649	626
General and administrative	567	261	1,089	431

	$1,343	$1,050	$2,899	$1,634

(2) Includes amortization expense of acquired intangible assets as follows:

Cost of product revenue	$132	$131	$264	$279

Rally Software Development Corp.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2014	2013	2014	2013
Cash flow from operating activities:
Net loss	$(8,907)	$(2,278)	$(17,387)	$(8,068)

Adjustments to reconcile net loss to net cash (used) in operating activities:
Depreciation and amortization	778	664	1,503	1,302
Noncash stock-based compensation expense	1,343	1,050	2,899	1,634
Noncash interest expense	—	—	—	462
Other	58	—	77	—
Changes in operating assets and liabilities:
Accounts receivable	2,268	675	8,011	5,250
Other receivables	(71)	(24)	(101)	227
Prepaid and other current assets	(23)	113	(891)	(1,151)
Other assets	(148)	(164)	(112)	(225)
Accounts payable and accrued expenses	225	(480)	(958)	(110)
Deferred revenue	(3,404)	(3,818)	(4,480)	(2,024)
Other current liabilities	(1,042)	1,019	(245)	826
Other long-term liabilities	(1)	(13)	1	(22)

Net cash (used) in operating activities	(8,924)	(3,256)	(11,683)	(1,899)

Cash flow from investing activities:
Purchase of property and equipment	(1,331)	(537)	(1,980)	(2,679)
Proceeds from sale of property and equipment	13	—	14	—
Purchase of Flowdock Oy, net of cash received	—	—	—	(2,857)

Net cash (used) in investing activities	(1,318)	(537)	(1,966)	(5,536)

Cash flow from financing activities:
Proceeds from exercise of common stock options	161	148	408	409
Proceeds from employee stock purchase plan	1,463	—	1,463	—
Proceeds from initial public offering, net of underwriting discounts and commissions	—	—	—	89,838
Proceeds from follow-on public offering, net of underwriting discounts and commissions	—	5,884	—	5,884
Payroll taxes paid in lieu of shares issued for stock-based compensation	(108)		(108)
Payments of offering costs	—	(1,233)	—	(1,652)

Net cash provided by financing activities	1,516	4,799	1,763	94,479

Net increase (decrease) in cash and cash equivalents during period	(8,726)	1,006	(11,886)	87,044

Cash and cash equivalents at beginning of period	85,731	103,647	88,891	17,609
Cash and cash equivalents at end of period	$77,005	$104,653	$77,005	$104,653

Rally Software Development Corp.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	July 31, 2014	July 31, 2013	July 31, 2014	July 31, 2013

GAAP product cost of revenue	$2,840	$1,800	$5,236	$3,485
Amortization expense of acquired intangible assets	(132)	(131)	(264)	(279)
Stock-based compensation expense	(74)	(39)	(169)	(105)
Non-GAAP product cost of revenue	$2,634	$1,630	$4,803	$3,101

GAAP professional services cost of revenue	$2,953	$2,336	$5,724	$4,209
Stock-based compensation expense	(98)	(46)	(187)	(65)
Non-GAAP professional services cost of revenue	$2,855	$2,290	$5,537	$4,144

GAAP gross profit	$15,719	$15,659	$29,983	$28,151
Amortization expense of acquired intangible assets	132	131	264	279
Stock-based compensation expense	172	85	356	170
Non-GAAP gross profit	$16,023	$15,875	$30,603	$28,600

Gross margin:
GAAP	73%	79%	73%	79%
Non-GAAP	74%	80%	75%	80%

Product gross margin:
GAAP	85%	89%	85%	89%
Non-GAAP	86%	90%	86%	90%

Professional services gross margin:
GAAP	(9)%	18%	(6)%	14%
Non-GAAP	(5)%	19%	(3)%	15%

GAAP sales and marketing expense	$12,841	$9,085	$24,250	$17,919
Stock-based compensation expense	(367)	(302)	(805)	(407)
Non-GAAP sales and marketing expense	$12,474	$8,783	$23,445	$17,512

GAAP research and development expense	$6,495	$5,051	$12,481	$10,131
Stock-based compensation expense	(237)	(402)	(649)	(626)
Non-GAAP research and development expense	$6,258	$4,649	$11,832	$9,505

GAAP general and administrative expense	$4,974	$3,782	$10,163	$7,636
Stock-based compensation expense	(567)	(261)	(1,089)	(431)
Non-GAAP general and administrative expense	$4,407	$3,521	$9,074	$7,205

GAAP net loss	$(8,907)	$(2,278)	$(17,387)	$(8,068)
Amortization expense of acquired intangible assets	132	131	264	279
Stock-based compensation expense	1,343	1,050	2,899	1,634
Non-GAAP net loss	$(7,432)	$(1,097)	$(14,224)	$(6,155)

Basic and diluted net loss per share:
GAAP basic and diluted net loss per share	$(0.36)	$(0.09)	$(0.70)	$(0.53)
Amortization expense of acquired intangible assets	0.01	—	0.01	0.02
Stock-based compensation expense	0.05	0.04	0.12	0.11
Non-GAAP basic and diluted net loss per share	$(0.30)	$(0.05)	$(0.57)	$(0.40)

Shares used to calculate basic and diluted net loss per share	25,026	24,014	24,923	15,109

Rally Software Development Corp.

Reconciliation of Total Revenue to Calculated Billings, Subscription and Support

Revenue to Subscription and Support Billings and Days Sales Outstanding

(unaudited, in thousands except days sales outstanding)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2014	2013	2014	2013

Total revenue	$21,512	$19,795	$40,943	$35,845
Deferred revenue-End of period	36,306	36,166	36,306	36,166
Beginning of period	(39,711)	(39,984)	(40,785)	(38,190)

Net change	(3,405)	(3,818)	(4,479)	(2,024)

Calculated billings	$18,107	$15,977	$36,464	$33,821

Total subscription and support revenue	$17,440	$14,220	$33,544	$27,593
Deferred revenue-End of period	36,306	36,166	36,306	36,166
Beginning of period	(39,711)	(39,984)	(40,785)	(38,190)

Net change	(3,405)	(3,818)	(4,479)	(2,024)

Subscription and support billings	$14,035	$10,402	$29,065	$25,569

Accounts receivable	$13,761	$11,068

Days Sales Outstanding (1)	70	64

(1) - Days Sales Outstanding is computed by dividing accounts receivable by calculated billings times the number of days in the quarter.

Rally Software Development Corp.

Reconciliation of Non-GAAP Financial Guidance

The financial guidance provided below is an estimate based on information available as of August 28, 2014. The company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the company’s financial results are stated above in this press release. More information on potential factors that could affect the company’s financial results is included in the company’s public reports filed with the SEC, including the company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2014 filed on April 11, 2014, the company’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2014 filed on June 9, 2014 and the company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2014 to be filed with the SEC. The company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

	Three Months Ended October 31, 2014	Fiscal Year Ended January 31, 2015

Non-GAAP basic and diluted net loss per share	$(0.34) - $(0.37)	$(1.21) - $(1.26)

Stock-based compensation expense	(0.06)	(0.24)

Amortization of acquired intangible assets	(0.01)	(0.02)

GAAP basic and diluted net loss per share	$(0.41) - $(0.44)	$(1.47) - $(1.52)